UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 12, 2006
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Date of Report (Date of earliest event reported)

NationsHealth, Inc.
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(Exact name of Registrant as specified in its Charter)

Delaware	000-50348	06-1688360
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13630 N.W. 8th Street, Suite 210
Sunrise, Florida 33325
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(Address of Principal Executive Offices)

(954) 903-5000
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Registrant’s telephone number, including area code

13650 N.W. 8th Street, Suite 109
Sunrise, Florida 33325
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(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On September 12, 2006, NationsHealth, Inc. (the “Company”) was advised by the Nasdaq Listing Qualifications Department that for the last 30 consecutive trading days, the Company’s common stock has not maintained a minimum market value of publicly held shares (“MVPHS”) (i.e. the Company’s total shares outstanding less any shares held by officers, directors or beneficial owners of 10 percent or more) of at least $15,000,000 as required for continued listing on the NASDAQ Global Market (formerly the NASDAQ National Market) under Marketplace Rule 4450 (b)(3). The Company was provided 90 calendar days to regain compliance with the MVPHS deficiency by achieving a MVPHS of the Company’s common stock of at least $15,000,000 or more for 10 consecutive trading days at any time before December 11, 2006.

The Company is currently evaluating its alternatives to resolve the listing deficiency. If the Company does not resolve the listing deficiency, the Company may apply for listing on The Nasdaq Capital Market. The Company currently is in compliance with the listing standards of The Nasdaq Capital Market.

The Company's press release dated September 15, 2006, with respect to the notification from Nasdaq described above is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release, dated September 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONSHEALTH, INC.

Date: September 15, 2006	By:	/s/ Timothy Fairbanks
Timothy Fairbanks
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated September 15, 2006.